UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

Kid’s Book Writer Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-151921	75-3268426
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

409 Granville Street, Suite 1023
Vancouver, BC,  Canada V6C 1T2
(Address of principal executive offices)

1-604-324-4844
(Registrant’s telephone number, including area code)

10324 Wadhurst Road
Edmonton, Alberta, Canada T5N 3V1
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01       CHANGES IN CONTROL OF REGISTRANT

On March 16, 2010 Michael Frank Phillet, shareholder of Kid’s Book Writer Inc. (the “Company”) entered into an Agreement for the Purchase of Common Stock with Hassan Salari., pursuant to which Michael Frank Phillet sold an aggregate of 3,100,000 shares of the Company’s common stock to Hassan Salari. The purchase price was $15,500. Hassan Salari acquired approximately 53.9% of the total outstanding number of shares of common stock of the Company and the 3,100,000 shares represent Hassan Salari’s entire beneficial holdings in the Company.

ITEM 5.02       DEPARTURE OF DIRECTORS OR PRINCPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 16, 2010, Michael Frank Phillet voluntarily tendered his resignation as President, Chief Executive Officer, Chief Financial Officer and Director of the Company. On March 9, 2010, Michelle Demers voluntarily tendered her resignation as Secretary of the Company, and as a result, we appointed Hassan Salari as our President, Chief Executive Officer, Chief Financial Officer, and Secretary, and as a member of our board of directors.

Also on March 16, 2010, after the appointment of Hassan Salari as a director, Michael Frank Phillet resigned as a director.

Hassan Salari is an experienced health care executive with over 20 years of involvement in managing private and publicly traded pharmaceutical companies in North America. Having been the founder and President & CEO of Chemokine Therapeutics from July 1998 to May 2007. Dr. Salari also founded and built the biotechnology company, Inflazyme Pharmaceuticals from 1992 to 1998 and brought the Company public on the Toronto Stock Exchange. His role as President and Chief Executive Officer of Inflazyme Pharmaceuticals included managing its international business affairs. Dr. Salari was the founding director of Pacgen Biopharma, a publically traded company on the Toronto Stock Exchange Venture Board from December 2006-December 2008. Dr. Salari is also the founder and president of Posh Cosmeceuticals, a specialized cosmetic company with operations in Canada. He is a founding investor and board member of Pacific Therapeutics, a Vancouver based biotechnology company with emphasis in pulmonary diseases. He is the Founder and Chairman of the Board of Neurokine Pharmaceuticals, a Pharmaceutical company in Canada developing new drugs for neurological disease, including Alzheimers diseases.

Previous to his entrepreneurial ventures, Dr. Salari served as consultant and advisor to Merck, Beecham (now "Glaxo"), Rhone Poulenc (now "Sanofi-Avantis"), Upjohn (now "Pfizer"), Beafour-Ipsen (now "Ipsen") and Zymogenetics. From 1987 to 1998, Dr. Salari was Professor of Medicine at the University of British Columbia. He assembled several research teams in the fields of autoimmunity, inflammation, cardiovascular and cancer. He is the author of over 200 scientific books, journal articles and abstracts and owns over 50 patents. Dr. Salari has Ph.D. in Biochemistry and Microbiology from Southampton University in England.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 19, 2010

KID’S BOOK WRITER INC.

By:	/s/ Hassan Salari
Hassan Salari
President, Chief Executive Officer, Chief Financial Officer and Director